Exhibit 99.1

                 Benihana Inc. Announces Date of Annual Meeting

     MIAMI--(BUSINESS WIRE)--Sept. 21, 2005--Benihana Inc. (NASDAQ: BNHNA and
BNHN), today announced that the company's annual meeting of stockholders will be held on Thursday, November 10, 2005. The record date for determination of stockholders entitled to notice of, and to vote at, the company's annual meeting is October 14, 2005.

     About Benihana

     Benihana, now in its 41st year and operator of the nation's largest chain of Japanese and sushi theme restaurants, currently operates 72 restaurants nationwide, including 56 Benihana teppanyaki restaurants, seven Haru sushi restaurants, eight RA Sushi Bar Restaurants and one Doraku restaurant. Under development at present are seven restaurants - two Benihana teppanyaki restaurants and five RA Sushi restaurants. In addition, a total of 21 franchised Benihana teppanyaki restaurants are now open or under development in the U.S. and Latin America.

     Statements in this press release concerning the Company's business outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items, together with other statements that are not historical facts, are "forward-looking statements" as that term is defined under Federal Securities Laws. "Forward-looking statements" are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those stated in such statements. Such risks, uncertainties and factors include, but are not limited to, changes in customers' tastes and preferences, acceptance of the Company's concepts in new locations, obtaining qualified personnel, industry cyclicality, fluctuations in customer demand, the seasonal nature of the business, fluctuations of commodities costs, the ability to complete construction of new units in a timely manner, obtaining governmental permits on a reasonably timely basis, and general economic conditions, as well as other risks detailed in the Company's filings with the Securities and Exchange Commission. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this press release, including the litigation commenced by Benihana of Tokyo, Inc.


     CONTACT: Benihana Inc.
              Joel A. Schwartz or Michael R. Burris, 305-593-0770 or
              Anreder & Company
              Steven Anreder, 212-532-3232